Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Issuer:

Berry Global Group, Inc.

Berry Global, Inc.

Guarantors:

AeroCon, LLC
AVINTIV Acquisition ,LLC
AVINTIV Inc.
AVINTIV Specialty Materials, LLC
Berry Film Products Acquisition Company, Inc.
Berry Film Products Company, Inc.
Berry Global Films, LLC
Berry Plastics IK, LLC
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition LLC X
Berry Plastics Design, LLC
Berry Plastics Filmco, Inc.
Berry Plastics Opco, Inc.
Berry Plastics SP, Inc.
Berry Plastics Technical Services, Inc.
Berry Specialty Tapes, LLC.
BPRex Closure Systems, LLC
BPRex Closures Kentucky Inc.
BPRex Closures, LLC
BPRex Delta Inc.
BPRex Healthcare Brookville Inc.
BPRex Healthcare Packaging Inc.
BPRex Plastic Packaging Inc.
BPRex Product Design and Engineering Inc.
BPRex Specialty Products Puerto Rico Inc.
Caplas LLC
Caplas Neptune, LLC
Captive Plastics, LLC
Cardinal Packaging, Inc.
Chicopee, LLC
Chocksett Road Limited Partnership
Chocksett Road Realty Trust
Covalence Specialty Adhesives LLC
CPI Holding Corporation
Dominion Textile (USA), L.L.C.
Dumpling Rock, LLC

Estero Porch, LLC
Fabrene, L.L.C.
Fiberweb, LLC
Global Closure Systems America 1, Inc.
Grafco Industries Limited Partnership
Kerr Group, LLC
Knight Plastics, LLC
Laddawn, Inc.
Lamb’s Grove, LLC
Letica Corporation
Letica Resources, Inc.
M&H Plastics, Inc.
Millham, LLC
Old Hickory Steamworks, LLC
Packerware, LLC
PGI Europe, LLC
PGI Polymer, LLC
Pliant International, LLC
Pliant, LLC
Poly-Seal, LLC
Providencia USA, Inc.
Rollpak Corporation
RPC Bramlage, Inc.
RPC Leopard Holdings, Inc.
RPC Packaging Holdings (US), Inc.
RPC Superfos US, Inc.
RPC Zeller Plastik Libertyville, Inc.
Saffron Acquisition, LLC
Setco, LLC
Sugden, LLC
Sun Coast Industries, LLC
Uniplast Holdings, LLC
Uniplast U.S., Inc.
Venture Packaging Midwest, Inc.
Venture Packaging, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Debt	5.50% First Priority Senior Secured Notes due 2028	Rule 457(f)	$500,000,000	100%	$500,000,000 (1)	0.00014760	$73,800.00(2)
	Debt	Guarantees of 5.50% First Priority Senior Secured Notes due 2028 (3)	Rule 457(n)	—	—	—	—	— (4)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—
		Total Offering Amounts				$500,000,000		$73,800.00
		Total Fees Previously Paid						$0
		Total Fee Offsets						$0
		Net Fee Due						$73,800.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended.
(3)	Berry Global Group, Inc. and the registrants listed on the Table of Additional Registrant Guarantors will guarantee the obligations of Berry Global, Inc. under the 5.50% First Senior Secured Notes due 2028. The guarantees are not traded separately.
(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.